Exhibit 99.1
Joint Filer Information
     This Statement on Form 4 is filed jointly by Carlyle Asia Growth Partners IV, L.P., CAGP IV Co-Investment, L.P., CAGP IV General Partner, L.P., CAGP IV Ltd., TC Group Cayman Investment Holdings, L.P., TCG Holdings Cayman II, L.P., and DBD Cayman, Ltd. (collectively, the “Reporting Persons”). The principal business address of each of the Reporting Persons is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505.
Name of Designated Filer: CAGP IV GENERAL PARTNER, L.P.
Date of Event Requiring Statement: June 23, 2010
Issuer Name and Ticker or Trading Symbol: CHINA AGRITECH, INC. (CAGC)
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of June 28, 2010.

CARLYLE OFFSHORE PARTNERS II, LIMITED
By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director

DBD CAYMAN, LTD.
By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director

TCG HOLDINGS CAYMAN II, L.P. By: DBD CAYMAN, LTD., as its general partner
By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director

TC GROUP CAYMAN INVESTMENT HOLDINGS, L.P. By: TCG HOLDINGS CAYMAN II, L.P., as its general partner By: DBD CAYMAN, LTD., as its general partner
By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director

CAGP IV LTD.
By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director

CAGP IV GENERAL PARTNER, L.P. By: CAGP IV LTD., as its general partner
By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director

CARLYLE ASIA GROWTH PARTNERS IV, L.P. By: CAGP IV General Partner, L.P., as its general partner By: CAGP IV LTD., as its general partner
By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director

CAGP IV CO-INVESTMENT, L.P. By: CAGP IV General Partner, L.P., as its general partner By: CAGP IV LTD., as its general partner
By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Director